Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

     In connection with the report of OneLink, Inc. (the “Company”) on Form 10-QSB for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ronald E. Eibensteiner, Chief Executive Officer of the Company, and I Brian D. Niebur, Chief Financial Officer of the Company, certify to the best of our knowledge, pursuant to 18 U.S.C. § 1350, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Ronald E. Eibensteiner

Ronald E. Eibensteiner
Chief Executive Officer
November 3, 2003

/s/ Brian D. Niebur

Brian D. Niebur
Chief Financial Officer
November 3, 2003